Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of September 30, 2008 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007 and the nine months ended September 30, 2008 are based on the historical financial statements of Wabtec Corporation (“Wabtec” or the “Company”) and Standard Car Truck (“SCT”) after giving effect to Wabtec’s acquisition of SCT as described at Item 2.01 of this Form 8-K and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of September 30, 2008 is presented as if the acquisition of SCT had occurred on September 30, 2008.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2008 and year ended December 31, 2007 are presented as if the SCT acquisition had occurred on January 1, 2007 and were carried forward through each of the respective periods.

The acquisition has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”. Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets acquired and liabilities assumed based on various estimates. These preliminary estimates and assumptions are subject to change during the purchase price allocation period (generally one year from the acquisition date) as we finalize the valuations of net tangible assets, intangible assets and other working capital.

The unaudited pro forma condensed combined financial information has been prepared by management for illustrative purposes only in accordance with Article 11 of SEC Regulation S-X and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had the Company and SCT been a combined company during the specified periods. Certain reclassification adjustments have been made in the presentation of SCT historical amounts to conform SCT’s financial statement basis of presentation to that followed by the Company. The unaudited pro forma condensed combined financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with the Company’s historical consolidated financials statements included in its Annual Report on Form 10-K for the year ended December 31, 2007 and its Forms 10-Q for the periods ended September 30, 2008, June 30, 2008, and March 31, 2008 and SCT’s historical consolidated financial statements for the year ended December 31, 2007 and for the nine month period ended September 30, 2008, which are included as Exhibits 99.2 and 99.3, respectively, to this Form 8-K/A.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION PRO FORMA CONDENSED COMBINED BALANCE SHEETS OF WABTEC AND SCT

As of September 30, 2008 (In thousands)

(Unaudited)

	Historical		Pro Forma
	Wabtec	SCT	Adjustments		Combined
Assets
Current Assets:
Cash and cash equivalents	$186,390	$944	$(65,996	) (A)	$121,338
Accounts receivable	298,683	39,935	—		338,618
Inventories	223,367	38,619	5,150	(B)	267,136
Deferred income taxes	24,254	—	—		24,254
Other current assets	11,833	2,600	(782	) (C)	13,651

Total current assets	744,527	82,098	(61,628)		764,997
Property, plant and equipment	417,779	43,155	(13,186	) (B)	447,748
Accumulated depreciation	(233,769)	(32,285)	32,285	(B)	(233,769)

Property, plant and equipment, net	184,010	10,870	19,099		213,979
Other Assets
Goodwill	277,033	27,617	38,713	(B)	343,363
Other intangibles, net	56,834	7,091	139,584	(B)	203,509
Deferred income taxes	4,343	—	—		4,343
Other noncurrent assets	18,464	5,068	(1,080	) (D)	22,452

Total other assets	356,674	39,776	177,217		573,667

Total Assets	$1,285,211	$132,744	$134,688		$1,552,643

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$154,808	$11,557	$—		$166,365
Accrued income taxes	4,642	—	—		4,642
Customer deposits	99,832	—	744	(E)	100,576
Accrued compensation	30,612	51,380	(49,013	) (F)	32,979
Accrued warranty	16,406	3,857	—		20,263
Current debt	—	15,574	14,426	(G)	30,000
Other accrued liabilities	45,600	6,697	4,763	(H)	57,060

Total current liabilities	351,900	89,065	(29,080)		411,885
Long-term debt	150,121	69,295	137,000	(G)	356,416
Reserve for postretirement and pension benefits	52,856	233	186	(B)	53,275
Deferred income taxes	9,353	—	—		9,353
Accrued warranty	12,064	—	—		12,064
Other long term liabilities	24,216	8,256	(7,553	) (B)	24,919

Total liabilities	600,510	166,849	100,553		867,912
Shareholders’ Equity
Preferred stock, 1,000,000 shares authorized, no share issued	—	—	—		—
Common stock, $.01 par value; 100,000,000 share authorized: 66,174,767 shares issued and 48,480,991 outstanding at September 30,2008	662	—	—		662
Additional paid-in-capital	325,571	19,209	(19,209	) (I)	325,571
Treasury stock, at cost, 17,693,776 shares at September 30, 2008	(255,669)	—	—		(255,669)
Retained earnings	622,454	(51,822)	51,852	(I)	622,484
Accumulated other comprehensive (loss) income	(8,317)	(1,492)	1,492	(I)	(8,317)

Total shareholders’ equity	684,701	(34,105)	34,135		684,731

Total Liabilities and Shareholders’ Equity	$1,285,211	$132,744	$134,688		$1,552,643

The accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information are an integral part of these financial statements.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS OF WABTEC AND SCT

For the year ended December 31, 2007 (In thousands)

(Unaudited)

	Historical		Pro Forma
	Wabtec	SCT	Adjustments		Combined
Net sales	$1,360,088	$231,679	$—		$1,591,767
Cost of sales	(990,469)	(175,071)	(8,094	) (J)	(1,173,634)

Gross Profit	369,619	56,608	(8,094)		418,133
Selling, general and administrative expenses	(148,437)	(24,540)	5,000	(K)	(167,977)
Engineering expenses	(37,434)	(4,087)	—		(41,521)
Amortization expense	(4,007)	(1,271)	(5,384	) (L)	(10,662)

Total operating expenses	(189,878)	(29,898)	(384)		(220,160)
Income from operations	179,741	26,710	(8,478)		197,973
Other income and expenses Interest expense, net	(3,637)	(7,292)	(7,990	) (M)	(18,919)
Other expense, net	(3,650)	379	—		(3,271)

Income from continuing operations before income taxes	172,454	19,797	(16,468)		175,783
Income tax expense	(63,067)	(202)	(1,215	) (N)	(64,484)

Income from continuing operations	$109,387	$19,595	$(17,683)		$111,299

Earnings Per Common Share
Basic
Income from continuing operations	$2.25				$2.29
Diluted
Income from continuing operations	$2.23				$2.26
Weighted average shares outstanding
Basic	48,530				48,530
Diluted	49,141				49,141

The accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information are an integral part of these financial statements.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS OF WABTEC AND SCT

For the nine months ended September 30, 2008 (In thousands)

(Unaudited)

	Historical		Pro Forma
	Wabtec	SCT	Adjustments		Combined
Net sales	$1,169,538	$187,786	$—		$1,357,324
Cost of sales	(848,148)	(140,049)	(1,421	) (O)	(989,618)

Gross Profit	321,390	47,737	(1,421)		367,706
Selling, general and administrative expenses	(126,322)	(65,819)	48,539	(P)	(143,602)
Engineering expenses	(29,325)	(3,597)	—		(32,922)
Amortization expense	(3,481)	(754)	(3,428	) (Q)	(7,663)

Total operating expenses	(159,128)	(70,170)	45,111		(184,187)
Income from operations	162,262	(22,433)	43,690		183,519
Other income and expenses Interest expense, net	(4,717)	(4,811)	(1,908	) (M)	(11,436)
Other expense, net	(1,179)	269	—		(910)

Income from continuing operations before income taxes	156,366	(26,975)	41,782		171,173
Income tax expense	(56,921)	(113)	(5,405	) (N)	(62,439)

Income from continuing operations	$99,445	$(27,088)	$36,377		$108,734

Earnings Per Common Share
Basic
Income from continuing operations	$2.06				$2.25
Diluted
Income from continuing operations	$2.03				$2.22
Weighted average shares outstanding
Basic	48,269				48,269
Diluted	48,918				48,918

The accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information are an integral part of these financial statements.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (in thousands)

(UNAUDITED)

Basis of Presentation

On December 5, 2008, Westinghouse Air Brake Technologies Corporation (“Wabtec” or the “Company”) completed the acquisition of Standard Car Truck Company (“SCT”). SCT manufactures engineered components for locomotives and freight cars. The total purchase price was approximately $304.7 million.

The unaudited pro forma condensed combined balance sheet at September 30, 2008 is presented to give effect to Wabtec’s acquisition of SCT as if the transaction had been consummated on that date. The unaudited pro forma condensed combined balance sheet at September 30, 2008 gives effect to the Company’s acquisition of SCT using the purchase method of accounting and applies the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined statements of operations of Wabtec and SCT for the year ended December 31, 2007 and the nine months ended September 30, 2008 are presented as if Wabtec’s acquisition of SCT had been consummated on January 1, 2007, and carried forward for each of the respective periods. The unaudited pro forma condensed combined statements of operations of Wabtec and SCT for the year ended December 31, 2007 and the nine months ended September 30, 2008 have been prepared using the historical consolidated statements of operations data of Wabtec and SCT for the year ended December 31, 2007 and the nine months ended September 30, 2008 and giving effect to Wabtec’s acquisition of SCT using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to these unaudited pro forma condensed combined financial statements.

SCT’s year end is December 31, and quarter end is on September 30. Wabtec uses a 4-4-5 week quarter which ends on or about September 30. However, the year end is always December 31.

Purchase Accounting

Adjustments to audited pro forma condensed combined financial statements reflect an estimated preliminary purchase price of approximately $304.7 million, which is mostly comprised of cash and $4.8 million that is payable upon settlement of the working capital adjustment provisions of the purchase agreement. The total preliminary purchase price of the SCT acquisition is as follow (in thousands):

Cash	$299,138
Other Accrued Liabilities	4,786
Direct transaction costs	782

Total preliminary purchase price	$304,706

Under the purchase method of accounting, the total preliminary purchase price as shown in the table above is allocated to SCT’s assets acquired (including net tangible assets, intangible assets and working capital), less liabilities assumed based on their estimated fair values as of December 5, 2008. The excess of the purchase price over the net tangible assets, intangible assets and working capital acquired was recorded as goodwill. Wabtec’s preliminary estimate for the purchase price allocation related to the December 5, 2008 allocation is as follows:

Assets	(in thousands	)
Current Assets:
Cash and cash equivalents	$1,857
Accounts receivable	35,038
Inventories	46,809
Other current assets	1,959

Total current assets	85,663

Property, plant and equipment	29,829
Other Assets
Goodwill	67,533
Other intangibles, net	146,675
Other noncurrent assets	1,123
Total other assets	215,331

Total Assets	$330,823

Liabilities
Current Liabilities
Accounts payable	12,350
Accrued compensation	5,037
Accrued warranty	3,896
Other accrued liabilities	3,437

Total current liabilities	24,720

Long-term debt	290
Reserve for postretirement and pension benefits	403
Other long term liabilities	704

Total liabilities	26,117

Net Assets Acquired	$304,706

Intangible asset values for SCT trade names, patents, contracts and customer relationships were determined by a preliminary independent valuation of the present value of the estimated future net cash flows. These values and amortization periods are subject to change based on the completed valuation, which is expected to occur during the first half of 2009. The allocation of the preliminary purchase price and the estimated useful lives and first year amortization on the annualized basis associated with certain assets is as follows (in thousands):

Identifiable Intangible Assets	Amortization Period	Amount
Customer Relationships	25 years	$113,800
Trade Names	Indefinite	25,944
Contracts	4 to 12 years	4,670
Patents	9 years	1,211
Backlog	3 to 6 months	1,050

		$146,675

The pro forma condensed statement of income reflects the appropriate adjustment to record amortization expense for the acquired intangibles as if the acquisition occurred at January 1, 2007.

Pro Forma Adjustments

(A)	Adjustment represents cash and borrowing by Wabtec to purchase SCT. Payment of the purchase price comprised of $236 million of bank debt, and $63.1 million of cash. Of the bank debt, $30 million is considered short term borrowings. Also, $4.8 million of the purchase price is recorded as an Other Accrued Liability. Offsetting this use of cash, SCT’s bank debt is eliminated consisting of $15.5 million of current borrowings, and $69 million of long term debt. On November 4, 2008, the Company refinanced its existing unsecured revolving credit agreement with a consortium of commercial banks. This 2008 Refinancing Credit Agreement provided the company with a $300 million five-year revolving credit facility and a $200 million five-year term loan facility. Both facilities expire in January 2013. The 2008 Refinancing Credit Agreement borrowings bear variable interest rates indexed off the bank’s prime rate, or LIBOR. In connection with this refinancing agreement, the Company incurred about $2 million in bank fees and other expenses which were recorded as deferred financing costs to be amortized over the life of the loan. See (M) below.

(B)	To record estimated purchase accounting effects as if the acquisition had occurred on either the pro forma balance sheet date of September 30, 2008 or on January 1, 2007 for purpose of the pro forma statements of income. Pro forma adjustments are included to remove those assets and liabilities of SCT, which were not acquired or assumed, and the allocation of the purchase price to those assets acquired and liabilities which were assumed from the September 30, 2008 pro forma condensed balance sheet. The Company is in the process of finalizing the valuations of the acquired assets and liabilities, and therefore, the purchase price allocation is preliminary and subject to change once finalized. Because the acquisition actually closed on December 5, 2008, differences in the assets acquired and liabilities assumed exist from the pro forma condensed balance sheet.

(C)	Transaction costs of $782 thousand originally classified by Wabtec as prepaid expenses until the acquisition closed, are considered in the total consideration paid and are reflected in goodwill.

(D)	Adjustment primarily represents the bank fees incurred with the borrowing under Wabtec’s new line of credit and term loan. Costs are capitalized as a non-current asset and will be amortized over 5 years. Total fees paid were $2.8 million. Offsetting the increase in other non-current assets, SCT investments in marketable securities of $3.4 million which were not acquired as part of the acquisition of SCT by Wabtec.

(E)	Adjustment reflects the reclassification of SCT customer deposits from long term liabilities to current liabilities which is consistent with Wabtec’s treatment of customer deposits.

(F)	The SCT Senior Management Incentive Compensation Program provided for a bonus to be paid to certain key employees should a sale of the Company occur. In 2006, the Company amended the program allowing participants to receive an advance bonus that would otherwise be paid out upon the sale of the Company. Amounts representing advance bonuses totaled $5 million for the year ended December 31, 2007. With signing the acquisition agreement in September 2008, SCT accrued for bonus payouts of $49 million as of September 30, 2008. Both bonuses are included in selling, general and administrative expenses. These management bonuses remained a liability of SCT as of September 30, 2008 and are adjusted out of our pro forma condensed financial information. Subsequent to September 30, 2008, SCT liquidated this liability prior to the acquisition closing date of December 5, 2008. See (K) and (Q) below.

(G)	To eliminate outstanding SCT indebtedness, consisting of $15.6 million of current borrowings and $69 million of long term debt. Offsetting this decrease is the acquisition financing incurred by Wabtec consisting of $30 million of current and $206 million of long term debt.

(H)	$4.8 million of the purchase price is recorded as an Other Accrued Liability.

(I)	To eliminate historical SCT equity accounts.

(J)	Assuming the acquisition occurred on January 1, 2007, adjustments to cost of goods sold consist of additional expense of $8.1 million for the incremental fair value of inventory over its historical cost, and the depreciation of the incremental fair value of operating fixed assets.

(K)	See (F) above. To eliminate expense related to the management incentive bonus which is an expense and liability not assumed by Wabtec as part of the acquisition of SCT. For the year ended December 31, 2007, expense related to this arrangement was $5 million.

(L)	Assuming the acquisition occurred on January 1, 2007, adjustments primarily consist of $5.8 million of amortization expense related to backlog, contracts, patents, and customer list intangible assets for the year ended December 31, 2007. Offsetting this increase in amortization expense, SCT deferred bank fees, not acquired by Wabtec.

(M)	Net adjustment reflecting the reduction of SCT interest expense on $85 million of borrowings not assumed by Wabtec, offset by the increased interest expense on the $236 million borrowed by Wabtec to complete the acquisition. Interest calculated based on average rates for the periods presented. Similar to the borrowing agreement described in Note (A) above, interest expense is estimated using an average of one-month LIBOR, using the principal repayment schedule per the credit agreement.

(N)	Assuming the acquisition occurred on January 1, 2007, adjustment to tax provision reflects the tax expense for SCT and for the adjustments to earnings detailed within these pro forma condensed financial statements. Assuming the acquisition occurred on January 1, 2007, the estimated effective tax rate for SCT is approximately 36.5%.

(O)	Assuming the acquisition occurred on January 1, 2007, adjustments to Cost of Goods Sold consist of additional depreciation expense for the incremental fair value of operating fixed assets.

(P)	See (F) above. To eliminate expense related to the management incentive bonus which is an expense and liability not assumed by Wabtec as part of the acquisition of SCT. For the nine months ended September 30, 2008, expense related to this arrangement was $49 million.

(Q)	Assuming the acquisition occurred on January 1, 2007, adjustments primarily consist of $3.9 million of amortization expense related to backlog, contracts, patents, and customer list intangible assets for the nine months ended September 30, 2008. Offsetting this increase in amortization expense, SCT deferred bank fees which were not acquired by Wabtec.